                                                                    EXHIBIT 99.4


                                    CCS, Inc.

                              Financial Statements

             Periods from August 14, 1999 through February 29, 2000
                    and March 1, 1999 through August 13, 1999
               and for the years ended February 28, 1999 and 1998




                                    Contents

Report of Independent Auditors.............................................  1

Audited Financial Statements

Balance Sheets.............................................................  2
Statements of Income.......................................................  3
Statements of Stockholders' Equity.........................................  4
Statements of Cash Flows...................................................  5
Notes to Financial Statements..............................................  7

                         Report of Independent Auditors

To the Stockholders
CCS, Inc.

We have audited the accompanying balance sheets of CCS, Inc. (Note 1) as of February 29, 2000 (New CCS) and February 28, 1999 (Old CCS), and the related statements of income, stockholders' equity and cash flows for the period from August 14, 1999 through February 29, 2000 (New CCS) and the period from March 1, 1999 through August 13, 1999 (Old CCS) and for the years ended February 28, 1999 and 1998 (Old CCS). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CCS, Inc. at February 29, 2000 (New CCS) and February 28, 1999 (Old CCS), and the results of its operations and its cash flows for the period from August 14, 1999 through February 29, 2000 (New CCS) and the period from March 1, 1999 through August 13, 1999 (Old CCS) and for the years ended February 28, 1999 and 1998 (Old CCS) in conformity with accounting principles generally accepted in the United States.

                                        /s/ Ernst & Young, LLP

Los Angeles, California
August 25, 2000

                                    CCS, Inc.

                                 Balance Sheets


                                                                         New CCS        Old CCS
                                                                       February 29,   February 28,
                                                                          2000            1999
                                                                      ----------------------------
Assets
Current assets:
   Cash and cash equivalents                                           $       179     $ 2,596,625
   Accounts receivable, net of allowance for doubtful accounts of
     $15,667 in 2000 and $5,145 in 1999                                     16,437          44,965
   Inventories, net of provision for obsolescence of $117,785 in
     2000 and $90,000 in 1999                                            4,123,608       3,181,982
   Prepaid expenses and other current assets                               316,830         253,491
                                                                      ----------------------------
Total current assets                                                     4,457,054       6,077,063

Due from Parent                                                          4,922,827               -
Property and equipment, net of accumulated depreciation of $96,500
   in 2000 and $505,027 in 1999                                          1,477,384         903,764
Excess of purchase price over fair market value of net assets
   acquired, net of accumulated amortization of $487,241 in 2000        16,314,744               -
Deposits and other assets                                                  114,021          25,810
                                                                      ----------------------------
Total assets                                                          $ 27,286,030     $ 7,006,637
                                                                      ============================

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                                    $ 1,494,821     $ 1,501,179
   Cash overdraft                                                          801,292               -
   Income taxes payable (due to Parent at February 29, 2000)             1,098,071         109,745
   Accrued liabilities                                                     708,374         522,506
   Current portion of bank term debt                                     1,081,300               -
   Current portion of obligation under capitalized leases                  317,383               -
                                                                      ----------------------------
Total current liabilities                                                5,501,241       2,133,430

Bank term debt                                                           8,257,200               -
Obligation under capitalized leases, less current portion                  126,148               -
                                                                      ----------------------------
Total liabilities                                                       13,884,589       2,133,430

Commitments and contingencies

Stockholders' equity:
   Common stock, par value $1.00 per share, authorized
     1,000 shares, issued and outstanding 918 shares in 2000 and
     1,000 shares in 1999                                                      918           1,000
   Additional paid-in capital                                           12,398,750          53,250
   Retained earnings                                                     1,001,773       4,818,957
                                                                      ----------------------------
Total stockholders' equity                                              13,401,441       4,873,207
                                                                      ----------------------------
Total liabilities and stockholders' equity                            $ 27,286,030     $ 7,006,637
                                                                      ============================

See accompanying notes.

                                    CCS, Inc.

                              Statements of Income

                                          New CCS          Old CCS
                                        Period from      Period from
                                      August 14, 1999   March 1, 1999               Old CCS
                                      to February 29,   to August 13,      Year ended February 28
                                           2000            1999             1999            1998
                                    ------------------------------------------------------------------
Net sales                              $ 21,904,392    $ 12,817,509     $ 31,583,370    $ 31,078,826
Cost of sales                            13,103,715       7,901,132       19,863,971      19,369,527
                                    ------------------------------------------------------------------
Gross profit                              8,800,677       4,916,377       11,719,399      11,709,299

Selling, general and
   administrative expenses                5,813,894       4,426,788       10,394,730       9,789,541
Amortization of intangible assets           497,991               -                -               -
                                    ------------------------------------------------------------------
Operating income                          2,488,792         489,589        1,324,669       1,919,758

Other expense (income):
   Interest expense                         512,175             358            3,423          16,328
   Other income, net                        (25,156)        (43,806)         (46,470)        (98,790)
                                    ------------------------------------------------------------------
Income before provision for
   income taxes                           2,001,773         533,037        1,367,716       2,002,220

Provision for income taxes                1,000,000         214,000          568,000         785,000
                                    ------------------------------------------------------------------
Net income                             $  1,001,773    $    319,037      $   799,716     $ 1,217,220
                                    ==================================================================


See accompanying notes.

                                    CCS, Inc.

                       Statements of Stockholders' Equity


--------------------------------------------------------------------------------

                                                             Additional
                                     Common Stock             Paid-in        Retained
                                 Shares        Amount         Capital        Earnings          Total
Old CCS (Note 1):
Balance at February 28,
   1997                              222     $     222    $     53,250    $  2,802,021   $  2,855,493
     Issuance of shares              778           778               -               -            778
     Net income                        -             -               -       1,217,220      1,217,220
                              -------------------------------------------------------------------------
Balance at February 28,
   1998                            1,000         1,000          53,250       4,019,241      4,073,491
     Net income                        -             -               -         799,716        799,716
                              -------------------------------------------------------------------------
Balance at February 28,
   1999                            1,000         1,000          53,250       4,818,957      4,873,207
     Noncash distribution            (82)          (82)              -        (657,939)      (658,021)
     Net income                        -             -               -         319,037        319,037
                              -------------------------------------------------------------------------
Balance at August 13, 1999           918     $     918    $     53,250     $ 4,480,055   $  4,534,223
                              =========================================================================

New CCS (Note 1):
   Acquisition of shares             918     $     918    $ 11,603,462     $         -   $ 11,604,380
   Noncash contribution by             -             -         795,288               -        795,288
     Parent
   Net income                          -             -               -       1,001,773      1,001,773
                              -------------------------------------------------------------------------
Balance at February 29, 2000         918     $     918    $ 12,398,750     $ 1,001,773   $ 13,401,441
                              =========================================================================



See accompanying notes.

                                    CCS, Inc.

                            Statements of Cash Flows


                                              New CCS           Old CCS
                                            Period from       Period from
                                          August 14, 1999    March 1, 1999               Old CCS
                                          to February 29,    to August 13,       Year ended February 28
                                               2000              1999             1999            1998
                                       --------------------------------------------------------------------
Operating activities:
Net income                                $    1,001,773     $     319,037     $   799,716    $ 1,217,220
Adjustments to reconcile net income
   to net cash (used in) provided
   by  operating activities:
     Depreciation and amortization               612,598           100,674         201,500        137,877
     Interest funded by Parent                   303,788                 -               -              -
     Loss on disposal of property
       and equipment                                   -            18,436          10,999         (5,701)
     Changes in operating assets and
       liabilities:
         Accounts receivable                     130,287          (101,759)         55,811        (12,035)
         Inventories                            (663,798)         (653,431)       (244,111)      (840,225)
         Prepaid expenses and other
           current assets                       (109,661)          (63,129)        179,132       (266,016)
         Due from Parent                      (4,922,827)                -               -              -
         Deposits and other assets                (7,988)            3,200             300         (6,915)
         Accounts payable                        602,092          (608,450)        775,478        493,876
         Accrued liabilities                     279,243           (86,606)        128,119         88,624
         Cash overdraft                          801,292                 -               -              -
         Income taxes payable                  1,064,088           (75,762)        174,643       (732,429)
                                       ---------------------------------------------------------------------
Net cash (used in) provided by
   operating activities                         (909,113)       (1,147,790)      2,081,587         74,276

Investing activities:
Capital expenditures                            (490,483)          (49,060)       (463,339)      (197,178)
Proceeds from sale of equipment                        -                 -          33,146         16,000
                                       ---------------------------------------------------------------------
Net cash used in investing activities           (490,483)          (49,060)       (430,193)      (181,178)

Financing activities:
Borrowings under note payable to bank                  -                 -       2,718,173      2,832,024
Payments on note payable to bank                       -                 -      (2,718,173)    (2,832,024)
Principal payments on long-term debt                   -                 -               -        (37,531)
                                       ---------------------------------------------------------------------
Net cash used in financing activities                  -                 -               -        (37,531)

Net increase (decrease) in cash and
   cash equivalents                           (1,399,596)       (1,196,850)      1,651,394       (144,433)
Cash and cash equivalents at
   beginning of period                         1,399,775         2,596,625         945,231      1,089,664
                                       ---------------------------------------------------------------------
Cash and cash equivalents at
   end of period                          $          179     $   1,399,775     $ 2,596,625    $   945,231
                                       =====================================================================



                                    CCS, Inc.


                                           New CCS          Old CCS
                                         Period from       Period from
                                        August 14, 1999   March 1, 1999           Old CCS
                                        to February 29,   to August 13,    Year ended February 28
                                             2000            1999           1999             1998
                                       ----------------------------------------------------------------

Supplemental disclosure of cash flow
   information:
Cash paid during the year for:
   Interest                               $      139     $       358      $   3,423      $    16,328
                                       ==============================================================
   Income taxes                           $  144,012     $   262,437      $ 385,900      $ 1,500,410
                                       ==============================================================

Supplemental disclosure of noncash
   investing and financing
   activities:
Equipment acquired under capital
   lease obligations                      $  443,531     $         -      $       -      $         -
                                       ==============================================================
Noncash distribution (Note 1)             $        -     $   658,021      $       -      $         -
                                       ==============================================================

See accompanying notes.

                                    CCS, Inc.

                          Notes to Financial Statements

                                February 29, 2000


1. Organization and Basis of Presentation

CCS, Inc., a California corporation, markets and distributes skateboards, snowboards and related apparel, shoes and accessories. Orders are obtained through catalog mailorder and the Internet.

On August 13, 1999, Kubic Marketing, Inc. (Kubic or Parent) acquired, through a series of transactions, all of the outstanding stock of Central Coast Surfboards (Old CCS) (the Acquisition). Concurrently, Central Coast Surfboards became known as CCS, Inc. (New CCS). The consideration paid to acquire Central Coast Surfboards was $12,500,000 in cash, $4,000,000 in subordinated promissory notes bearing interest at 9% and 1,080,320 shares of Kubic common stock valued at $3,964,774. The cash purchase consideration and transaction costs were funded through the sale of approximately $3,500,000 of Kubic common stock and incremental borrowings of approximately $9,830,000 (Acquisition Debt) by Kubic. Substantially all of the assets of CCS, Inc. collateralize the Acquisition Debt and other borrowings by Kubic under Kubic's bank credit facility.

New CCS and Old CCS are collectively referred to as the Company in the accompanying financial statements and related notes where the discussion relates to the continuing business of New CCS and Old CCS.

Kubic accounted for the Acquisition under the purchase method of accounting, following the accounting treatment in accordance with push-down accounting, whereby the Company recorded the purchase price allocation and related debt and debt issue costs in its financial statements effective as of August 13, 1999. The purchase price has been allocated to assets purchased and liabilities assumed based upon estimates of the fair market values at the date of acquisition. Such estimates may be revised at a later date. The excess of the purchase price over the fair value of the net assets acquired was $16,801,985, which is being amortized on a straight-line basis over 20 years. Payments of principal and interest on the Acquisition Debt by the Parent are reflected as noncash contributions by the Parent in these financial statements.

As part of the transaction, certain assets and liabilities related to a retail store operated by Old CCS were transferred to a former stockholder of Old CCS. The net book value of assets distributed in exchange for shares held by the former stockholder in Old CCS was $658,021. Such transfer included the rights to the name Central Coast Surfboards.

                                    CCS, Inc.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less and investments in money market accounts to be cash equivalents.

Revenue Recognition and Accounts Receivable

The Company recognizes revenue when goods are shipped less a provision for estimated returns. Accounts receivable are mainly comprised of sales shipped on a COD basis by UPS. These sales are recorded as accounts receivable until UPS submits the payment collected from the customer.

Advertising Costs

The Company expenses advertising costs, other than the cost of producing and mailing catalogs, as incurred. Advertising expenses, including the cost of catalogs, for the periods of August 14, 1999 through February 29, 2000 and March 1, 1999 through August 13, 1999 and for the years ended February 28, 1999 and 1998 were $1,043,346, $790,528, $1,975,013, and $1,628,274, respectively. Costs associated with producing and mailing catalogs are capitalized and amortized over the life of the catalog, generally three months or less. Capitalized catalog costs at February 29, 2000 and February 28, 1999 are $139,774 and $60,204, respectively.

Inventories

Inventories, net of allowance for excess quantities and obsolescence, primarily consist of finished goods which are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are stated at cost. Assets under capitalized leases are recorded at the present value of the net minimum lease payments. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, ranging from three to fifteen years. Leasehold improvements and leased assets related to capital leases are amortized using the straight-line method generally over the term of the related lease.

                                    CCS, Inc.

2. Summary of Significant Accounting Policies (continued)

Property and Equipment (continued)

Depreciation expense for the periods of August 14, 1999 through February 29, 2000 and March 1, 1999 through August 13, 1999, and for the years ended February 28, 1999 and 1998 amounted to $115,935, $99,592, $201,500, and $137,877, respectively. Maintenance and repair costs are charged to expenses as incurred.

Intangible and Long-Lived Assets

The excess of purchase price over the fair value of net assets acquired related to the Acquisition (Note 1) has been pushed down to the Company's books and is being amortized on a straight-line basis over 20 years. In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company periodically evaluates whether indicators of impairment are present and then whether the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount, which would require that an impairment loss be recorded. There were no indications of impairment at February 29, 2000.

Deferred financing costs in the amount of $98,090 related to the Acquisition (Note 1) have been pushed down to the Company's books and are being amortized using the straight-line method over the five-year term of the related debt. Deferred financing costs are included in other long-term assets in the balance sheets.

Taxes on Income

Beginning August 14, 1999, CCS, Inc. is included in a consolidated tax return with other members of a controlled group. Current and deferred income taxes have been allocated to the Company based on a separate return basis, as if CCS, Inc. had not been included in a consolidated return with its Parent. Amounts reflecting the allocated expense are due to the Parent. Prior to August 14, 1999, Old CCS used the liability method to compute differences between tax basis of assets and liabilities and the related financial reporting amounts using currently enacted tax laws and rates.

                                    CCS, Inc.

2. Summary of Significant Accounting Policies (continued)

Fair Values and Derivative Transactions

The Company believes that the fair value of its monetary assets and liabilities approximates the carrying value in these financial instruments. The Company does not engage in derivative transactions.

Recent Accounting Pronouncements

The Company is not aware of any pending accounting pronouncements that it believes will have a material impact on the Company's financial position, results of operations or cash flows, including the provisions of Staff Accounting Bulletin 101, which was recently issued by the Securities and Exchange Commission.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

3. Property and Equipment

Property and equipment consist of the following:

                                                New CCS          Old CCS
                                              February 29,     February 28,
                                                  2000             1999
                                              -------------------------------

Machinery and equipment                       $ 1,133,043       $ 815,079
Leasehold improvements                            272,796         263,036
Furniture and fixtures                            151,730         161,229
Vehicles                                           16,315         169,447
                                              -------------------------------
Total                                           1,573,884       1,408,791

Accumulated depreciation and amortization         (96,500)       (505,027)
                                              ===============================
Property and equipment, net                   $ 1,477,384         903,764
                                              ===============================

                                    CCS, Inc.

3. Property and Equipment (continued)

In connection with the Acquisition, property and equipment was recorded at fair market value and the related accumulated depreciation was eliminated.

The Company leases equipment under capital leases. At February 29, 2000, assets acquired under capital leases have an original cost of $443,531. Such equipment had not been placed into service as of February 29, 2000.

4. Bank Borrowings

Prior to the Acquisition (Note 1), the Company had a credit agreement with a bank providing for borrowings on a revolving line of up to $900,000 at 1.00% above the bank's reference rate, as defined. The line was secured by accounts receivable, inventories and equipment, and was guaranteed by the Old CCS stockholders. There was no amount outstanding under this line at February 29, 1999. The line was repaid and closed in connection with the Acquisition (Note
1).

Acquisition Debt (Note 1) of $9,830,000 has been pushed down to the Company's books as substantially all of the assets of the Company collateralize the debt of its Parent. The bank term debt is payable in monthly installments over five years beginning September 1, 1999 and bears interest at either 1.75% over the Base Rate (as defined) or 3.5% over the Euro Rate (as defined) (9.75% at February 29, 2000).

Maturities of bank term debt are as follows:

  Year ending
  -----------
     2001                                              $ 1,081,300
     2002                                                1,356,540
     2003                                                1,533,480
     2004                                                1,533,480
     2005                                                3,833,700
                                                       ============
                                                       $ 9,338,500
                                                       ============

                                    CCS, Inc.

5. Income Taxes

Provision for income taxes is as follows:

                                  New CCS           Old CCS
                                Period from       Period from
                               August 14, 1999    March 1, 1999           Old CCS
                               to February 29,    to August 13,    Year ended February 28
                                   2000               1999          1999            1998
                             ----------------------------------------------------------------
Current:
   Federal                      $   912,000        $  154,000     $ 435,000      $ 584,000
   State                            241,000            51,000       125,000        176,000
                             ----------------------------------------------------------------
Total current                     1,153,000           205,000       560,000        760,000

Deferred:
   Federal                         (134,000)           13,000         5,000         26,000
   State                            (19,000)           (4,000)        3,000         (1,000)
                             ----------------------------------------------------------------
Total deferred                     (153,000)            9,000         8,000         25,000
                             ----------------------------------------------------------------
                                $ 1,000,000        $  214,000     $ 568,000      $ 785,000
                             ================================================================


Reconciliation between the statutory federal income tax rate and the Company's effective tax rate is as follows:

                                              New CCS            Old CCS
                                            Period from        Period from
                                          August 14, 1999     March 1, 1999              Old CCS
                                          to February 29,     to August 13,      Year ended February 28
                                               2000                1999            1999           1998
                                       ------------------------------------------------------------------

Tax computed at statutory rate                 34.0%               34.0%           34.0%          34.0%
State income tax net of federal
   income tax benefit                           5.8%                5.8%            5.8%           5.8%
Nondeductible amortization                      8.3%                -               -              -
Other, net                                      1.8%                0.3%            1.7%          (0.6)%
                                       ==================================================================
                                               49.9%               40.1%           41.5%          39.2%
                                       ==================================================================


The Company's deferred tax liability at February 29, 2000 and February 28, 1999, arises principally due to state income taxes, inventory costing, reserves and depreciation.

                                    CCS, Inc.

6. Commitments and Contingencies

Leases

The Company currently leases its office space and warehousing facilities under operating leases that expire at various dates through 2002.

The Company leases certain computer equipment under agreements classified as capital leases. Such equipment leases have bargain purchase options at the end of the original lease terms.

Future minimum payments, by fiscal year and in the aggregate, under noncancellable capital and operating leases with initial or remaining terms of one year or more consist of the following at February 29, 2000:

                                              Capital          Operating
Year ending                                    Leases           Leases
--------------------------------------------------------------------------------

2001                                        $    348,549    $     430,110
2002                                              70,140          356,190
2003                                              70,140          268,320
2004                                                   -          268,320
2005                                                   -          134,160
                                            ------------------------------
Total minimum lease payments                     488,829    $   1,457,100
                                                            ==============
Less amount representing interest                (45,298)
                                            -------------
Present value of net minimum payments            443,531
Less current portion                            (317,383)
                                            -------------
                                            $    126,148
                                            =============

The Company's rental expense for operating leases for the period of August 14, 1999 through February 29, 2000, March 1, 1999 through August 13, 1999, and for the years ended February 28, 1999 and 1998 was $224,011, $190,436, $476,879, and
$307,193, respectively.

                                    CCS, Inc.

6. Commitments and Contingencies (continued)

Contingencies

In the ordinary course of business, the Company is subject to various legal proceedings and claims. In the opinion of management, the amount of ultimate liability with respect to these proceedings will not materially affect the financial position, results of operations or cash flows of the Company.

Taxes

The Company is currently under examination by the Internal Revenue Service for the tax year ended February 28, 1999. Management believes that there will be no significant impact on the financial position of the Company as a result of the ultimate outcome of this examination.

7. Profit Sharing Plan

The Company established a profit sharing plan in 1994. The plan covers all full-time employees who have been with the Company for at least one year and are 21 years of age. All contributions to the plan are at the discretion of the Company. The Company elected to contribute $77,277 to the plan for the twelve-month period ended February 29, 2000 ($73,127 was expensed for the period of August 14, 1999 through February 29, 2000 and $4,150 was expensed for the period of March 1, 1999 through August 13, 1999). Amounts contributed and expensed for the years ended February 28, 1999 and 1998 were $157,803 and $160,876, respectively.

8. Related Party Transactions

The Company, in the ordinary course of business, purchases product from various subsidiaries of its Parent. Such purchases occurred both prior to and subsequent to the Acquisition (Note 1) and aggregated $1,264,116, $930,952, and $2,141,531 for the periods of August 14, 1999 through February 29, 2000 and March 1, 1999 through August 13, 1999 and for the year ended February 28, 1999, respectively. Amounts due to these related parties for product purchases at February 29, 2000 totaled $225,553 and at February 28, 1999 totaled $351.

                                    CCS, Inc.

8. Related Party Transactions (continued)

On February 17, 1999, the Company had entered into a loan agreement with one of its stockholders, in which it lent the stockholder $100,000 with interest payable monthly at the rate of 5.87%. The principal balance of this note was due August 17, 1999 and was paid on that date.

9. Significant Suppliers

During the periods of August 14, 1999 through February 29, 2000, March 1, 1999 through August 13, 1999, and for the year ended February 28, 1999, purchases from five suppliers represented 24%, 30% and 21% of cost of sales, respectively.

10. Subsequent Event - Acquisition (unaudited)

On June 19, 2000, New CCS changed its name from CCS, Inc. to Phase Three, Inc.

Through a series of transactions, the Company was sold on July 18, 2000 to Alloy Online, Inc. (Alloy) for $10,000,000 cash, 3,267,981 shares of Alloy common stock and contingent consideration in the form of a warrant to purchase additional Alloy common shares. The $10,000,000 cash consideration was used to pay off the Acquisition Debt (Note 1).

 Interim Financial Statements at May 31, 2000 and for the three month periods ended May 31, 2000 and May 31, 1999

CCS, INC.

CONDENSED BALANCE SHEETS

                                                                             May 31, 2000      Feb. 29, 2000
                                                                             ------------      -------------
                                 ASSETS                                       (unaudited)        (audited)
                                 ------
CURRENT ASSETS:
   Cash and cash equivalents                                                 $    209,959      $         179
   Accounts receivable, net                                                        95,970             16,437
   Inventories, net                                                             4,371,217          4,123,608
   Prepaids and other current assets                                              508,029            316,830
                                                                             ------------      -------------

                  Total current assets                                          5,185,175          4,457,054
                                                                             ------------      -------------

Due from Parent                                                                 4,738,852          4,922,827
Property and equipment, net                                                     1,754,038          1,477,384
Goodwill, net                                                                  16,104,719         16,314,744
Deposits and other assets, net                                                    109,046            114,021
                                                                             ------------      -------------

                  Total assets                                               $ 27,891,830      $  27,286,030
                                                                             ============      =============

                LIABILITIES AND STOCKHOLDERS' EQUITY
                ------------------------------------
CURRENT LIABILITIES:
   Accounts payable and accrued liabilities                                  $  4,254,291      $   4,102,558
   Current portion of bank term debt                                            1,130,450          1,081,300
   Current portion of obligation under capitalized leases                         174,995            317,383
                                                                             ------------      -------------

                  Total current liabilities                                     5,559,736          5,501,241
                                                                             ------------      -------------

Bank term debt                                                                  7,962,300          8,257,200
Obligation under capitalized leases, less current portion                         348,721            126,148
                                                                             ------------      -------------

                  Total liabilities                                            13,870,757         13,884,589
                                                                             ------------      -------------

STOCKHOLDERS' EQUITY:
   Common Stock, $1 par value                                                         918                918
   Additional paid-in capital                                                  12,780,881         12,398,750
   Retained earnings                                                            1,239,274          1,001,773
                                                                             ------------      -------------

                  Total stockholders' equity                                   14,021,073         13,401,441
                                                                             ------------      -------------
                  Total liabilities and stockholders' equity                 $ 27,891,830      $  27,286,030
                                                                             ============      =============

The accompanying notes are an integral part of these financial statements.

CCS, INC.

CONDENSED STATEMENTS OF INCOME


                                                                       For the three months ended May 31,
                                                                            2000               1999
                                                                         (unaudited)       (unaudited)

Net sales                                                               $  9,617,662      $  6,724,785
Cost of sales                                                              5,961,196         4,111,287
                                                                        ------------      ------------
                  Gross profit                                             3,656,466         2,613,498

Selling, general and administrative expenses                               2,657,790         2,326,771
Amortization of intangible assets                                            214,929                 -
                                                                        ------------      ------------

                  Operating income                                           783,747           286,727

OTHER EXPENSE (INCOME):
   Interest expense, net                                                     245,782           (24,133)
   Intercompany charges                                                      105,000                -
                                                                        ------------      ------------

                  Income before provision for income taxes                   432,965           310,860

Provision for income taxes                                                   195,464           125,000
                                                                        ------------      ------------

Net income                                                              $    237,501      $    185,860
                                                                        ============      ============


The accompanying notes are an integral part of these financial statements.

CCS, INC.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY



                                                    Common         Common         Additional
                                                    Stock          Stock           Paid-In        Retained
                                                    Shares         Amount          Capital        Earnings            Total
                                                  ----------     ----------      -----------    -----------       -------------
Old CCS (Note 1):
Balance at February 28, 1997                           222        $   222        $    53,250    $ 2,802,021       $   2,855,493

   Issuance of shares                                  778            778                  -              -                 778
   Net income                                            -              -                  -      1,217,220           1,217,220
                                                  --------     ----------        -----------    -----------       -------------

Balance at February 28, 1998                         1,000          1,000             53,250      4,019,241           4,073,491

   Net income                                            -              -                  -        799,716             799,716
                                                  --------     ----------        -----------    -----------       -------------

Balance at February 28, 1999                         1,000          1,000             53,250      4,818,957           4,873,207

   Noncash distribution                                (82)           (82)                 -       (657,939)           (658,021)
   Net income                                            -              -                  -        319,037             319,037
                                                  --------     ----------        -----------    -----------       -------------

Balance at August 13, 1999                             918        $   918        $    53,250    $ 4,480,055       $   4,534,223
                                                  ========     ==========        ===========    ===========       =============

New CCS (Note 1):

   Acquisition of shares                               918            918         11,603,462              -          11,604,380
   Noncash contribution by Parent                        -              -            795,288              -             795,288
   Net income                                            -              -                  -      1,001,773           1,001,773
                                                  --------     ----------        -----------    -----------       -------------

Balance at February 29, 2000                           918        $   918        $12,398,750    $ 1,001,773       $  13,401,441

   Noncash contribution by Parent (unaudited)            -              -            382,131              -             382,131
   Net Income (unaudited)                                -              -                  -        237,501             237,501
                                                  --------     ----------        -----------    -----------       -------------

Balance at May 31, 2000 (unaudited)                    918        $   918        $12,780,881    $ 1,239,274       $  14,021,073
                                                  ========     ==========        ===========    ===========       =============



The accompanying notes are an integral part of these financial statements.

CCS, INC.

CONDENSED STATEMENTS OF CASH FLOWS


                                                                                         For the three months ended May 31,
                                                                                         ----------------------------------
                                                                                             2000                   1999
                                                                                         ----------------------------------
                                                                                         (unaudited)            (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                            $    237,501         $    185,860
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                                            222,783               53,800
     Interest funded by Parent                                                                136,381               -
     Changes in operating assets and liabilities:
       Accounts receivable                                                                    (79,533)             (12,870)
       Inventories                                                                           (247,609)             976,543
       Prepaid expenses and other current assets                                              (10,779)             (19,806)
       Due from Parent                                                                        183,975               -
       Deposits and other assets                                                                   71                3,200
       Accounts payable and accrued liabilities                                               (28,688)          (1,147,423)
                                                                                         ------------         ------------
                  Net cash provided by operating activities                                   414,102               39,304
                                                                                         ------------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                                          (89,602)             (24,686)
                                                                                         ------------         ------------

                  Net cash used in investing activities                                       (89,602)             (24,686)
                                                                                         ------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capitalized leases                                                               (114,720)              -
                                                                                         ------------         ------------

                  Net cash used in financing activities                                      (114,720)              -
                                                                                         ------------         ------------

                  Net increase in cash and cash equivalents                                   209,780               14,618

Cash and cash equivalents at beginning of period                                                  179            2,596,625
                                                                                         ------------         ------------

Cash and cash equivalents at end of period                                               $    209,959         $  2,611,243
                                                                                         ============         ============

SUPPLEMENTAL DISCLOSURES:
Cash paid for:
Interest                                                                                 $          0         $        358
                                                                                         ============         ============
Income taxes                                                                             $          0         $          0
                                                                                         ============         ============
Non-cash financing related to capital leases                                             $    194,905         $          0
                                                                                         ============         ============


The accompanying notes are an integral part of these financial statements.

CCS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS



1.   ORGANIZATION AND BASIS OF PRESENTATION

CCS, Inc., (the "Company") markets and distributes skateboards, snowboards and related apparel, shoes and accessories. Orders are obtained through catalog mailorder and the Internet.

On August 13, 1999, Kubic Marketing, Inc., ("Kubic" or "Parent") acquired, through a series of transactions, all of the outstanding stock of Central Coast Surfboards ("Old CCS") ("the Acquisition"). Concurrently, Central Coast Surfboards became known as CCS, Inc. ("New CCS"). The consideration paid to acquire Central Coast Surfboards was $12,500,000 in cash, $4,000,000 in subordinated promissory notes bearing interest at 9% and 1,080,320 shares of Kubic common stock valued at $3,964,774. The cash purchase consideration and transaction costs were funded through the sale of approximately $3,500,000 of Kubic common stock and incremental borrowings of approximately $9,830,000 ("Acquisition Debt") by Kubic. Substantially all of the assets of CCS, Inc. collateralize the Acquisition Debt and other borrowings by Kubic under Kubic's bank credit facility.

New CCS and Old CCS are collectively referred to as the Company in the accompanying financial statements and related notes where the discussion relates to the continuing business of New CCS and Old CCS.

Kubic accounted for the Acquisition under the purchase method of accounting, following the accounting treatment in accordance with push-down accounting, whereby the Company recorded the purchase price allocation and related debt and debt issue costs in its financial statements effective as of August 13, 1999. The purchase price has been allocated to assets purchased and liabilities assumed based upon estimates of the fair market values at the date of acquisition. Such estimates may be revised at a later date. The excess of the purchase price over the fair value of the net assets acquired was $16,801,985, which is being amortized on a straight-line basis over 20 years. Payments of principal and interest on the Acquisition Debt by the Parent are reflected as noncash contributions by the Parent in these financial statements.

As part of the transaction, certain assets and liabilities related to a retail store operated by Old CCS were transferred to a former stockholder of Old CCS. The net book value of assets distributed in exchange for shares held by the former stockholder in Old CCS was $658,021. Such transfer included the rights to the name Central Coast Surfboards.

The accompanying financial statements have been prepared by CCS, Inc., without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, comprehensive losses and cash flows at May 31, 2000 and for all periods presented have been made. The results of operations for the periods ended May 31, 2000 and 1999 are not necessarily indicative of the operating results for a full year.

Certain information and footnote disclosures prepared in accordance with generally accepted accounting principles and normally included in the financial statements have been condensed or omitted. It is suggested that these financial statements and notes be read in conjunction with the financial statements and notes related to the Company's fiscal year ended February 29, 2000.

2.   COMPREHENSIVE INCOME

The Company observes the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which requires companies to report all changes in equity during a period, except those resulting from investments by owners and distributions to owners, for the period in which they are recognized. Comprehensive income is the total of net income and all other non-owner changes in equity (or other comprehensive income) such as unrealized gains or losses on securities classified as available for sale, foreign currency translation adjustments and minimum pension liability adjustments. Other comprehensive income must be reported on the face of annual financial statements or in the case of interim reporting, the footnote approach may be utilized. For the quarters ended May 31, 2000 and 1999, the Company's operations did not give rise to material items includible in comprehensive income which were not already included in net income. Accordingly, the Company's comprehensive income is the same as its net income for all periods presented.

CCS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS


3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company is not aware of any pending accounting pronouncements that it believes will have a material impact on the Company's financial position, results of operations or cash flows, including the provisions of Staff Accounting Bulletin 101, which was recently issued by the Securities and Exchange Commission.

The Company complies with the provisions of Emerging Issues Task Force ("EITF") Issue No. 00-10, "Accounting for Shipping and Handling Revenues and Costs". The purpose of this issue discussion was to clarify the classification of shipping and handling revenues and costs. The consensus reached was that all shipping and handling billed to customers is revenue. No consensus was reached on the classification of shipping and handling costs. The Company's historical policy has been consistent with the consensus reached by the EITF and, accordingly, no future adjustment is expected.

In June, 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company is required to adopt the provisions of SFAS No. 133 commencing March 1, 2001. The Company currently does not use derivative instruments or engage in hedging activities and, accordingly, does not expect that this statement will have an impact on its consolidated financial statements when adopted.

4.   SUBSEQUENT EVENT - NAME CHANGE AND ACQUISITION (UNAUDITED)

On June 19, 2000, New CCS changed its name from CCS, Inc. to Phase Three, Inc.

Through a series of transactions, the Company was sold on July 18, 2000 to Alloy Online, Inc., ("Alloy") for $10,000,000 cash, 3,267,981 of Alloy common stock and contingent consideration in the form of a warrant to purchase additional Alloy common shares. The $10,000,000 cash consideration was used to pay off the Acquisition Debt (Note 1).